Exhibit 99.3

Unaudited Pro Forma Consolidated Financial Statements

(Introductory Note)

The unaudited pro forma consolidated balance sheet as of March 31, 2016 for Key Link Assets Corp. (“Key Link”) and Foothills Petroleum Inc. (“Foothills”), and the unaudited pro forma consolidated statements of operations for the three months ended March 31, 2016, give effect to transactions between Key Link and Foothills occurring in connection with the Share Exchange Agreement that closed on May 27, 2016, and are based on the historical financial statements of Foothills, as if those transactions occurred on January 1, 2016 for purposes of the pro forma consolidated balance sheet, and on the first day of the respective periods for purposes of the pro forma consolidated statement of operations.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only and does not purport to represent what Foothills actual results of operations or financial position would have been had the transactions actually been completed on or at the beginning of the indicated periods, and is not indicative of future results of operations or financial condition.

The historical financial information of Foothills for the three months ended March 31, 2016 has been derived from the unaudited financial statements for such period. The unaudited pro forma consolidated financial information should be read in conjunction with Foothills’ audited consolidated financial statements and notes thereto. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

Key Link Assets Corp.

Unaudited Pro Forma Consolidated Balance Sheets

March 31, 2016

	Key Link	Foothills Petroleum
	For the three months ended	For the three months ended		Pro Forma		Consolidated
	March 31, 2016	March 31, 2016	Combined	Adjustments		Pro Forma
Assets
Current Assets
Cash and cash equivalents	$68	$305,000	$305,068	$(68)	(e)	$305,000
Prepaid expenses	-	73,583	73,583			73,583
Total Current Assets	68	378,583	378,651	(68)		378,583
Total Current Assets
Restricted cash	-	25,000	25,000	-		25,000
Oil and gas property right	-	92,430	92,430			92,430
Total Assets	$68	$496,013	$496,081	$(68)		$496,013

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$98,573	$77,756	$176,329	$(98,573)	(e)	$77,756
Total Current Liabilities	98,573	77,756	176,329	(98,573)		77,756
Long-Term Liabilities:
Long-term debt	74,153	600,000	674,153	(74,153)	(e)	600,000
Total Liabilities	172,726	677,756	850,482	(172,726)		677,756

Stockholders’ Equity:
Preferred stock - 25,000,000 preferred shares authorized with a par value of $0.0001; no shares issued and outstanding	-	-	-	-		-
Common stock - 100,000,000 common shares authorized with a par value of $0.0001; 14,702,250 common shares issued and outstanding	1,470	4,500	5,970	4,411	(a)	836
				(4,500)	(b)
				600	(c)
				(5,645)	(d)
Additional paid in capital	58,941	67,930	126,871	5,134	(a-d)	71,594
				172,658	(e)
				(233,069)	(f)
Deficit accumulated during development stage	(233,069)	(254,173)	(487,242)	233,069	(f)	(254,173)
Total Combined Stockholders’ Equity	(172,658)	(181,743)	(354,401)	172,658		(181,743)
Total Liabilities and Stockholders’ Equity	$68	$496,013	$496,081	$(68)		$496,013

Key Link Assets Corp.

Unaudited Pro Forma Consolidated Statements of Operations

March 31, 2016

	Key Link Assets Corp.	Foothills Petroleum Inc.
	For the three months ended	For the three months ended	Pro Forma	Consolidated
	March 31, 2016	March 31, 2016	Adjustments	Pro Forma
Operating expenses:
General and administrative	7,578	208,750	(7,578)	208,750
Total operating expenses	7,578	208,750	(7,578)	208,750
Loss from operations	(7,578)	(208,750)	7,578	(208,750)

Other Expenses
Interest Expense	-	11,967	-	11,967

Loss before taxes	(7,578)	(220,717)	7,578	(220,717)

Provision for taxes	-	-	-	-

Net loss	(7,578)	(220,717)	7,578	(220,717)

Net income (Loss) per common share — basic and diluted	$(0.00)	$(0.05)

Weighted average common shares – basic and diluted	14,702,250	4,500,000

Key Link Assets Corp.

Notes to Pro Forma Financial Statements

(Unaudited)

Note 1 – INTRODUCTION

On May 2, 2016 Foothills Petroleum Inc. a Nevada corporation ("Foothills" or “Foothills Petroleum”) acquired over 14.1 million (before giving effect to the stock split described below) shares of the common stock of Key Link Assets Corp. (“Key Link” or the “Company”) from five persons constituting approximately 96% of our issued and outstanding shares (the "FHPI Acquired Shares"). Please see our Form 8-K filed with the Securities and Exchange Commission on May 6, 2016.

As of May 16, 2016 we effected a 4:1 forward split of our shares of common stock. Please see our Form 8-K filed with the Securities and Exchange Commission on May 19, 2016.

On May 27, 2016 we entered into a Share Exchange Agreement ("Share Exchange Agreement") with shareholders of Foothills whereby we acquired all of the outstanding shares of Foothills for an aggregate of 6,003,759 shares of common stock, of which 4,500,000 shares of our common stock are issuable to Wilshire Energy Partners LLC ("Wilshire") and 1,503,759 of our shares of common stock are issuable to Alternus Capital Holdings Ltd. ("Alternus") (“Share Exchange”). As a result of the Share Exchange, Foothills became our wholly owned subsidiary and the FHPI Acquired Shares will be returned to treasury, deemed canceled and no longer outstanding.  We also exchanged warrants to purchase 700,000 shares of Foothills common stock, that were issued to Wilshire on May 4, 2016, for a like amount of warrants to purchase shares of Company common stock (the "Wilshire Warrants"). The Wilshire Warrants:

•	have a term of five years;
•	are exercisable at $1.25 per share as to 100,000 shares;
•	are exercisable at $2.00 per share as to 200,000 shares;
•	are exercisable at $3.00 per share as to 400,000 shares;
•	do not have a cashless exercise feature; and
•	are not exercisable for one year.

Following the closing of the Share Exchange transaction we had approximately 8,363,759 shares of common stock outstanding (excluding the FHPI Acquired Shares which are deemed canceled following the Share Exchange), of which Wilshire and Alternus own in the aggregate 6,003,759 shares, or approximately 71.8% of the outstanding common stock. As of the date of this filing the Company has no shares of preferred stock issued and outstanding.

Note 2 - PRO FORMA PRESENTATION

General

The following unaudited pro forma combined balance sheets and income statements are based on historical financial statements of Key Link as if the transaction had occurred during the period ended March 31, 2016, the date of accounting acquirer’s most recent period end.

The unaudited pro forma combined financial statements are provided for information purposes only. The pro forma financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated below. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company. The unaudited pro forma combined financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission.

For pro forma purposes:

•	The unaudited Pro Forma Combined Balance Sheets as of March 31, 2016 of the companies give effect to the transaction as if it had occurred at the beginning of the most recent three months/period ended; and

•	The unaudited Pro Forma Combined Statements of Operations for the period ended March 31, 2016 combines the income statements of the companies for the indicated periods, giving effect to the transaction as if it had occurred at the beginning of those periods.

Pro forma adjustments:

The unaudited pro forma balance sheet and statements of operations reflect the following adjustments associated with the Share Exchange between Key Link and Foothills:

(a)	Effect of 4:1 forward split;

(b)	Pro forma elimination of Foothills existing common stock;

(c)	Pursuant to share exchange Key Link issues (i) 4,500,000 shares to Wilshire and (ii) 1,503,759 shares to Alternus;

(d)	56,449,000 shares returned to treasury for cancellation;

(e)	Pro forma elimination of Key Link assets and liabilities;

(f)	Pro forma elimination of remaining Key Link holding deficit against Foothills accumulated paid in capital.

These unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the separate unaudited financial statements of Key Link, as of and for the three months ended March 31, 2016.